Exhibit 10.22
Executive Bonus Plan
Each named executive officer is eligible for an annual bonus equal to 70%-100% of his base salary assuming the plan payments are made at target. Bonus payments are based on our overall achievement of our financial plan and individual contributions. The financial plan component, which represents 70% of the bonus opportunity, is determined by assessing our achievement of specified Adjusted EBITDA (defined as Consolidated EBITDA in our senior secured credit facility) and revenue thresholds. The targets of the bonus plan can be adjusted by a range of performance within a minimum to maximum threshold varying bonus payments between 25% and 250% percent of target. To be eligible for a bonus payment, the executive officer must demonstrate satisfactory performance, contribution and effort consistent with his peer group. Bonus payments are typically made in the first quarter of each calendar year reflecting accomplishments of the prior calendar year. Bonus payments will not be made if the minimum Adjusted EBITDA threshold is not met.